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                                                                    EXHIBIT 10.3

                               SECURITY AGREEMENT

         SECURITY AGREEMENT (the "Agreement"), made this 24th day of June, 2003, by and between SKILLSOFT CORPORATION, a Delaware corporation, having its principal office at107 Northeastern Boulevard, Nashua, New Hampshire 03062 (the "Debtor"), and FLEET NATIONAL BANK, a national banking association organized under the laws of the United States of America with an address of Mail Stop NH DE 01102A, 1155 Elm Street, Manchester, New Hampshire 03101, for and on behalf of itself and, solely for purposes of securing the obligations described in
Section 2 (d) below, as agent for the corporate and bank affiliates of the FLEET FINANCIAL GROUP, INC. (collectively, the "Secured Party").

                                   WITNESSETH:

         WHEREAS, pursuant to a Commercial Loan Agreement of even date (the "Loan Agreement"), Secured Party has established in favor of Debtor and its affiliate, SKILLSOFT PUBLIC LIMITED COMPANY, a company incorporated in Ireland under number 148924, a certain revolving line of credit loan in the maximum principal amount of up to Twenty-five Million Dollars ($25,000,000.00) (the "Loan"), all as set forth and described in the Loan Agreement; and

         WHEREAS, the obligation of the Secured Party to make the Loan to the Debtor and its affiliate is subject to the condition, among others, that the Debtor shall execute and deliver this Agreement and grant the security interests hereinafter described. Terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

         NOW, THEREFORE, in consideration of the willingness of the Secured Party to make the Loan to Debtor and its affiliate, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Security Interest. As security for the Secured Obligations described in Section 2 hereof, Debtor hereby grants to the Secured Party a first priority security interest in and lien on all of the property and assets of the Debtor, including, but not limited to the property and assets of the types described below (hereinafter referred to collectively as the "Collateral"):

                  (a) All equipment, including machinery, office equipment, furniture, and motor vehicles, along with all other parts, tools, trade-ins, repairs, accessories, accessions, modifications, and replacements, whether now owned or subsequently acquired, constructed, or attached or added to, or placed in, the foregoing (collectively, the "Equipment");

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                  (b) All inventory, wherever located, including goods,
         merchandise and other personal property, held for sale, licensing, or lease or furnished or to be furnished under a contract of service, or constituting raw materials, work in process or materials used or consumed in the Debtor's business, or consigned to others or held by others for return to the Debtor, whether now owned or subsequently acquired or manufactured and wherever located (collectively, the "Inventory");

                  (c) All accounts and accounts receivable, including, without limitation, accounts, contracts, contract rights, license fees, royalties, chattel paper, instruments, rents, deposits, general intangibles, and any other obligations of any kind whether now existing or hereafter arising out of or in connection with the sale, licensing or lease of goods or intangibles, the rendering of services, or the granting of licenses, and all rights now or hereafter existing in and to all security agreements, notes, leases, licenses, franchises, supply agreements, and other contracts securing or otherwise relating to any such accounts, contracts, contract rights, chattel paper, instruments, rents, deposits, general intangibles, or obligations (any and all such accounts, contracts, contract rights, chattel paper, instruments, rents, deposits, general intangibles, and obligations being the "Receivables", and any and all such security agreements, notes, leases, licenses, franchises, supply agreements, and other contracts being the "Related Contracts");

                  (d) All general intangibles, including, but not limited to, corporate names, trade names, trademarks, trade secrets, copyrights, patents (issued and pending), inventions, books and records, customer lists, blue prints and plans, computer programs, tapes and related electronic data, processing software, and all corporate ledgers;

                  (e) All investment property, including, but not limited to, securities, whether certificated or uncertificated; securities entitlement; securities accounts; commodity contracts; and commodity accounts;

                  (f) That certain certificate of deposit number 000900331, and any successor or replacement certificates of deposit, issued by the Secured Party to the Debtor, as well as any securities account maintained by Debtor with the Secured Party; all securities maintained in such account; all other property, rights or interests of any description at any time issued or issuable as an addition to, or in substitution or exchange for, such securities; all securities entitlements of Debtor with respect to such account; and all current and future interest, dividends, distributions and other payments and benefits in whatever form with respect to the foregoing (collectively, including the certificates of deposit, the "Securities Account");

                  (g) Any and all additions, accessions, substitutions or replacements to or for any of the foregoing;

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                  (h) Any and all products and proceeds of any or all of the foregoing, including, without limitation, cash, cash equivalents, tax refunds and the proceeds of insurance policies providing coverage against the loss or destruction of or damage to any of the Collateral, or any indemnity, warranty, or guarantee payable by reason of loss or damage to or otherwise with respect to any of the Collateral (whether or not the Secured Party is the loss payee thereof);

                  (i) All of the Debtor's after-acquired property of the kinds and types described in paragraphs (a) - (h) herein;

                  (j) All records and data relating to any of the property described above, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of the Debtor's right, title, and interest in and to all computer software required to utilize, create, maintain and process any of such records or data or electronic media; and

also in (1) all checks, money, securities, bank accounts, deposit accounts, and other accounts in the possession of or held by the Secured Party whether in the name of the Debtor or in the name of the Secured Party, and (2) all other property in which a security interest is granted by the Debtor to the Secured Party pursuant to this Agreement.

In furtherance of the security interests granted in the Securities Account as aforesaid, the Debtor hereby pledges to the Secured Party the Securities Account and all proceeds thereof, and hereby grants Secured Party exclusive control thereof, subject to the terms and conditions of this Agreement. The Debtor shall not have any right to withdraw, or have use of, any of the securities maintained in the Securities Account, or any interest, dividends, distributions or proceeds thereof, provided that the Debtor may withdraw securities, interest, dividends, or distributions from the Securities Account so long as the resulting value of the Securities Account is not less than the Cash Collateral Amount then required under the Loan Agreement.

Notwithstanding anything to the contrary in this Section 1 or otherwise, the Collateral shall not include, and payment and performance of the Secured Obligations shall not be secured by:

         (a) any contract, agreement, license, lease, permit or franchise, whose terms (i) would prohibit or restrict the creation by the Debtor of a security interest in such contract, agreement, license, lease, permit or franchise (or in any rights or property obtained by the Debtor under such contract, agreement, license, lease, permit or franchise other than any right of payment to Debtor thereunder); provided, however, that such provisions shall not prohibit the security interests created by this Agreement from extending to the proceeds of or rights of payment under such contract, agreement, license, lease permit or franchise (or such rights or property); (ii) would give any other party thereto the right to terminate its obligations thereunder or cause the loss, forfeiture, termination or impairment of any material right or interest of the Debtor thereunder; (iii) would permit such a grant of a security interest if all necessary consents to such grant of a

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security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate the Debtor to obtain such consents); or

         (b) any rights or property to the extent that any laws applicable to such rights or property prohibits or restricts the creation of a security interest therein; provided, however, that such provisions shall not prohibit the security interests created by this Agreement from extending to the proceeds of or rights of payment to the Debtor under such rights or property (except to the extent that any such law prohibits or restricts the creation of a security interest in any of the foregoing). The foregoing provisions of subparagraphs (a) and (b) shall in no event exclude from Collateral any Accounts (as defined in the New Hampshire Uniform Commercial Code) arising under or in connection with any such as contract, agreement, license, lease, permit, franchise, rights or property.

         2. Secured Obligations. The security interest hereby granted shall secure the following (the "Secured Obligations"):

                  (a) The Debtor's repayment of the principal amount of Twenty-five Million Dollars ($25,000,000.00), together with interest, late charges, and any other applicable charges, to the Secured Party pursuant to Debtor's and its affiliate's promissory note of near or even date made payable to the Secured Party;

                  (b) The Debtor's payment or performance of its obligations under the Loan Agreement and under the other Loan Documents (as defined, described and identified in the Loan Agreement, hereinafter the "Loan Documents"), as the same may be amended, modified, extended, renewed, replaced or restated;

                  (c) The payment of all other sums with interest and charges thereon advanced in accordance herewith to protect the validity, security, and priority of this Agreement, the Loan Agreement, or the Loan Documents;

                  (d) Any and all obligations arising under any foreign exchange contracts, interest rate swap, cap, floor or hedging agreements, or similar agreements with the Secured Party or any affiliate of Fleet Financial Group, Inc.; any and all obligation of the Debtor to the Secured Party arising under any credit cards issued by the Secured Party to the Debtor or its affiliate; and any and all obligations of the Debtor to the Secured Party out of or in connection with any Automated Clearing House ("ACH") Agreements relating to the processing of ACH transactions, together with all fees, expenses, charges and other amounts owing by or chargeable to the Debtor under all such contracts, agreements, and credit cards; and

                  (e) Any and all other indebtedness of Debtor to Secured Party of every kind and description, direct or indirect, absolute or contingent, due or to become due, regardless of how they arose, now existing or hereafter arising.


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Notwithstanding the foregoing provisions of this Section 2, "Secured
Obligations" shall not include any debts, liabilities or other obligations of the Debtor to any third party which are acquired by Secured Party.

         3. Warranties and Representations of the Debtor. Debtor hereby makes the following representations and warranties which shall survive the execution and delivery of this Agreement and shall be continuing representations and warranties as long as any Secured Obligation remains outstanding:

                  (a) All representations and warranties made in the Loan Agreement and the Loan Documents relating to the Debtor and the Collateral are true, accurate and complete in all material respects;

                  (b) The Debtor is organized under the laws of the State of Delaware and its principal place of business is located at the address first set forth above; the Debtor's executive offices and the office where its books and records are kept and are to be kept concerning the Receivables, Related Contracts and other Collateral are at the aforesaid address; and the Debtor currently has no other places of business except those set forth on Schedule I hereto and for the previous four (4) month period Debtor has had no other places of business except those set forth on Schedule I hereto;

                  (c) Other than as set forth on Schedule I, the Debtor conducts business only under and through the corporate, business and trade names first set forth above.

                  (d) No material authorization, approval or other action by, and no notice to or filing with, any governmental authority or other person is required either (i) for the grant by the Debtor of the security interests granted hereby or for the execution, delivery or performance of this Agreement by the Debtor, or (ii) for the perfection of or the exercise by the Secured Party of its respective rights and remedies hereunder, except the filing of financing statements or as previously obtained;

                  (e) The Debtor has good and marketable title to all of the Collateral pledged by it hereunder, free and clear of any liens, security interests, encumbrances or interests or claims of any other person or entity, except for the Permitted Encumbrances, and there are no sums owed with respect to the Collateral other than as disclosed on the Debtor's financial statements most recently delivered to the Secured Party;

                  (f) Upon the filing of UCC-1 financing statements being delivered at or prior to the execution hereof, the Secured Party will have a valid, perfected, first priority security interest in all of the Collateral which may be perfected by filing of financing statements (subject to Permitted Encumbrances);


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                  (g) Schedule III attached hereto sets forth the description and location of all Collateral of a value greater than $100,000 not located at the Debtor's principal place of business or at the locations listed on Schedule I, and

                  (h) Except as set forth on Schedule II, no effective financing statements or other similar instrument in effect covering all or any part of the Collateral is on file in any recording office, except as may have been filed in favor of Secured Party relating to this Agreement.

         4. Affirmative Covenants of the Debtor.

                  (a) The Debtor shall promptly notify and provide the Secured Party with a complete description of the opening of any new places of businesscontaining Collateral of a value of greater than $100,000.00, or, any change in its legal name or place of incorporation, , or any other act which would affect the financing statements filed by the Secured Party;

                  (b) Upon the request of Secured Party, the Debtor shall take all steps that are reasonably necessary or prudent to protect the security interests of the Secured Party in the Collateral;

                  (c) The Debtor shall defend the Collateral against the claims and demands of all persons which would have a Material Adverse Effect;

                  (d) The Debtor shall comply, in all material respects, with all governmental regulations applicable to the Collateral or any part thereof or to the operation of the Debtor's business except where failure to comply would not cause a Material Adverse Effect; provided, however, that the Debtor may contest any governmental regulation in any reasonable manner which shall not in the reasonable opinion of the Secured Party materially and adversely affect the Secured Party's rights or the first priority of its security interest in the Collateral (subject to Permitted Encumbrances);

                  (e) The Debtor shall pay promptly when due, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, except that no such amounts need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, and (ii) such amounts are adequately reserved against in accordance with the generally accepted accounting principles;



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                  (f) The Debtor shall cause the Equipment to be maintained and preserved in reasonably good repair and working order, normal wear and tear excepted, and shall make all repairs, replacements, additions, and other improvements reasonably necessary to maintain the Equipment in such good condition, subject to obsolecence;

                  (g) The Debtor shall maintain Inventory reasonably sufficient to meet the needs of its business;

                  (h) Upon request of the Secured Party, the Debtor shall, with respect to any Collateral required to be titled, deliver all titles thereto to the Secured Party to be held by the Secured Party and Debtor shall make, execute, and deliver any and all applications, and take such other action to assure that the Secured Party is listed of record as the first priority and sole lienholder on all title certificates;.

                  (i) Debtor shall keep materially accurate and complete records listing and describing the Collateral, and when requested by Secured Party, Debtor shall give Secured Party information regarding the Collateral and setting forth the total value of the Inventory, the total value of the Equipment, the amount of the Receivables designating how many days the Receivables are from the date of invoice, the face value of any instruments, and any other information Secured Party may reasonably request. Secured Party shall have the right, at any time (but at reasonable intervals) during normal business hours and upon prior notice, to inspect the Collateral and to audit and make copies of any records or other writings which relate to the Collateral or the general financial condition of Debtor.;

                  (j) The Debtor shall advise the Secured Party promptly, in reasonable detail, (i) of any lien, security interest, encumbrance, or claim made or asserted against any of the Collateral in an amount in excess of $100,000.00, except for Permitted Encumbrances, (ii) of any material loss or depreciation in the value of the Collateral taken as a whole, and (iii) of the occurrence of any other material adverse effect on the aggregate value, enforceability or collectibility of the Collateral;

                  (k) The Debtor shall upon the request of the Secured Party give, execute, deliver and file or record in the proper governmental offices, any instrument, paper or document, including, but not limited to, one or more financing statements under the Uniform Commercial Code, reasonably satisfactory to the Secured Party, or take any action which the Secured Party reasonably may request in order to create, preserve, perfect, extend, continue, modify, terminate or otherwise effect any security interest granted pursuant hereto, or to enable the Secured Party to exercise or enforce any of its rights hereunder; and


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                  (l) The Debtor shall keep, and stamp or otherwise mark, any of its documents, instruments and chattel paper and its books and records relating to any of the Collateral in such manner as the Secured Party may reasonably require.

         5. Negative Covenants of the Debtor. Except as otherwise provided in the Loan Agreement or in this Agreement, without the prior written consent of the Secured Party, the Debtor shall not:

                  (a) Transfer, sell or assign any of the Collateral other than in the ordinary course of business or as otherwise permitted in the Loan Agreement;

                  (b) Allow or permit any other security interest or lien to attach to any of the Collateral other than the Permitted Encumbrances;

                  (c) File, authorize, or permit to be filed in any jurisdiction any financing statement relating to any of the Collateral unless the Secured Party is named as sole secured party or to the extent relating to the Permitted Encumbrances;

                  (d) Permit any of the Collateral to be levied upon under any legal process;

                  (e) Permit anything to be done that materially impairs the value of any of the Collateral taken as a whole; or

                  (f) Use the Collateral in material violation of any law or in any manner inconsistent with any policy of insurance thereon, except where such use would not materially impair the value of the Collateral taken as whole.

         6. Fixtures. It is the intention of the parties hereto that none of the Collateral shall become fixtures. Without limiting the generality of the foregoing, the Debtor will, if requested by the Secured Party, use reasonable efforts to obtain waivers of lien, in form satisfactory to the Secured Party, from each mortgagee or lessor of real property (other than the Secured Party) on which any material amount of the Collateral is or is to be located.

         7. Insurance. Debtor shall, at its own expense, maintain insurance covering the Collateral against such risks, with such insurers, in such form, and in such amounts as shall from time to time be reasonably required by Secured Party, but in any event, in such amounts and with such coverage as is customary in Debtor's type of business. All casualty insurance policies shall be payable in the event of loss to Secured Party to the extent of its interest. All insurance policies shall provide for the insurer to endeavor to give Secured Party thirty (30) days' written notice to Secured Party of cancellation and for notice to Secured Party of any claims paid thereunder. Copies of all insurance policies shall be furnished to Secured Party upon its request .. Secured Party is hereby appointed as attorney irrevocable to take any or all of the following actions upon and during the continuance of an Event of Default: to collect return premiums,

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dividends and other amounts due on any casualty insurance policy and the proceeds of such insurance, to settle any claims with the insurers in the event of loss or damage to Collateral, to endorse settlement drafts and to cancel, assign, or surrender any insurance policies. If any return premiums, dividends, other amounts or proceeds are paid to Secured Party under such policies, Secured Party may, at Secured Party's option, take either or both of the following actions: (i) apply such return premiums, dividends, other amounts and proceeds in whole or in part to the payment or satisfaction of any of the Secured Obligations in whatever order Secured Party determines; or (ii) pay over such return premiums, dividends, other amounts and proceeds in whole or in part to Debtor for the purpose of repairing or replacing the Collateral destroyed or damaged, any return premiums, dividends, other amounts and proceeds so paid over by Secured Party to be secured by this Agreement, provided that Secured Party agrees that, unless there is an occurrence and continuation of an Event of Default, Debtor shall be entitled to use insurance proceeds for the repair or replacement of Collateral in lieu of Secured Party's application of such funds in repayment of the Secured Obligations.

         8. Receivables. Debtor agrees that Secured Party may communicate with account debtors in order to verify the existence, amount, and terms of any Receivables. Secured Party may notify account debtors of the security interests established herein and require that after and during the continuance of an Event of Default payments on Receivables be made directly to Secured Party, and upon the request of Secured Party, Debtor shall notify account debtors and indicate on all billings that payments and returns are to be made directly to Secured Party. In furtherance of the foregoing, Debtor hereby appoints Secured Party attorney irrevocable with full power, after and during the continuance of an Event of Default, to collect, compromise, endorse, sell, or otherwise deal with the Receivables or proceeds thereof and, subject to the rights of any third parties, to perform the terms of any contract in order to create Receivables in Secured Party's name or in the name of Debtor. This Agreement may be, but need not be, supplemented, after and during the continuance of an Event of Default, by separate assignments of Receivables and contract rights and, if such assignments are given, the rights and security interests given thereby shall be in addition to and not in limitation of the rights and security interests granted by this Agreement.


         9. Events of Default. The following events shall be deemed "Events of Default" hereunder:

                  (a) An Event of Default under the Loan Agreement or any of the Loan Documents;

                  (b) Debtor fails to observe or perform any covenant, warranty, or agreement required to be observed or performed by it under this Agreement and such failure is not cured in accordance with the cure provisions set forth in the Loan Agreement;



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                  (c) Debtor shall be in default under any obligation undertaken by Debtor which default has a material adverse effect on the ability of the Debtor to make payments of its Secured Obligations or on the adequacy of the Collateral taken as a whole as security for the Secured Obligations; or

                  (d) Uninsured loss, theft, damage, or destruction of any substantial portion of any of the Collateral which has a material adverse effect on the ability of the Debtor to make payments of its Secured Obligations or on the adequacy of the Collateral taken as a whole as security for the Secured Obligations.

         10. Rights and Remedies of Secured Party on Default. Upon and during the continuance of the occurrence of any Event of Default, Secured Party shall have, by way of example and not of limitation of any other rights available under applicable law, the following rights and remedies:

                  (a) Secured Party may declare the Secured Obligations, or any of them, to be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived;

                  (b) In addition to all other rights and remedies contained in this Agreement, the Loan Agreement, and in the Loan Documents, Secured Party may exercise the rights and remedies accorded Secured Party by the Uniform Commercial Code or by any other applicable law, all of which rights and remedies shall be cumulative and non-exclusive to the extent permitted by law;

                  (c) Subject to the rights of third parties and applicable law, Secured Party shall have the right to enter and/or remain upon the Premises of Debtor, or any other place or places where any of the Collateral is located and kept, without any obligation to pay rent to Debtor or others, and remove Collateral therefrom to the premises of the Secured Party or any agent of Secured Party for such time as Secured Party may desire in order to maintain, collect, sell and/or prepare the Collateral for sale, liquidation or collection;

                  (d) Secured Party may require the Debtor at Debtor's cost to assemble the Collateral and make it available to Secured Party at a place designated by Secured Party;

                  (e) Subject to the rights of third parties and applicable law, Secured Party may take possession of and use and operate the Collateral in the manner and for the purposes as set forth in Section 11 hereinbelow;

                  (f) Subject to the rights of third parties and applicable law, Secured Party may sell, lease, or otherwise dispose of the Collateral as set forth in Section 12 hereinbelow;


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                  (g) Secured Party shall have the right to set-off, without notice to the Debtor, any and all deposits or other sums at any time or times credited or due from Secured Party to Debtor, whether in a special account (other than those established for, or for the benefit of, third parties) or other account or represented by a certificate of deposit (whether or not matured); which deposit and other sums shall at all times constitute additional security for the Secured Obligations;

                  (h) Subject to the rights of third parties and applicable law, Secured Party may perform any warranty, covenant or agreement which Debtor has failed to perform under this Agreement; and

                  (i) Subject to the rights of third parties and applicable law, Secured Party may take any other action which Secured Party deems reasonably necessary or desirable to protect the Collateral or the security interests granted herein.

         11. Rights of Secured Party to Use and Operate Collateral. Upon the occurrence and during the continuance of any Event of Default, but subject to the rights of any third parties and the provisions of the Uniform Commercial Code or other applicable law, the Secured Party shall have the right and power to take possession of all or any part of the Collateral, and to exclude the Debtor and all persons claiming under the Debtor wholly or partly therefrom, and thereafter to hold, store, and/or use, operate, manage and control the same. Upon any such taking of possession, the Secured Party may, from time to time, at the expense of the Debtor, make all such repairs, replacements, alterations, additions and improvements to and of the Collateral as the Secured Party may reasonably deem proper. In any such case, subject as aforesaid, the Secured Party shall have the right to manage and control the Collateral and to carry on the business and to exercise all rights and powers of the Debtor in respect thereto as the Secured Party shall deem best, including the right to enter into any and all such agreements with respect to the leasing and/or operation of the Collateral or any part thereof as the Secured Party may see fit; and the Secured Party shall be entitled to collect and receive all rents, issues, profits, fees, revenues and other income of the same and every part thereof. Such rents, issues, profits, fees, revenues and other income shall be applied to pay the reasonable expenses of holding and operating the Collateral and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Secured Party may be required or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments which the Secured Party may be required or authorized to make under any provision of this Agreement (including reasonable legal costs and attorneys' fees). The remainder of such rents, issues, profits, fees, revenues and other income shall be applied to the payment of the Secured Obligations in such order of priority as the Secured Party may determine in its sole discretion and any surplus shall be returned to the Debtor. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default the Secured Party shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by the Secured Party to enforce its rights and remedies hereunder in order to manage, protect and preserve the

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Collateral and continue the operation of the business of the Debtor and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payment of the Secured Obligations as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated.

         12. Rights of Secured Party to Sell Collateral. Subject to the rights of third parties and applicable law, upon (10) days prior written notice by registered or certified mail by Secured Party to Debtor at the address of the Debtor set forth above (or at such other address or addresses as the Debtor shall specify in writing by like notice to the Secured Party) of the time and place of any intended disposition of Collateral, then Secured Party shall have the right and power to sell, assign, lease, or otherwise dispose of the Collateral from any business premises of the Debtor, either at public auction or private sale, by liquidation sale or other disposition, or as if the sale was being made in the ordinary course of Debtor's business, with or without notice to the public that the said sale or disposition is for the benefit of the Secured Party; provided, however, that if the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market (including, but not limited to, the securities maintained in the Securities Account), then Secured Party shall have the right and power to dispose of the Collateral without prior notice to Debtor and Debtor expressly waives any rights to prior notice under such circumstances. The notices described above shall be deemed to meet any requirement hereunder or under any applicable law (including the Uniform Commercial Code) that reasonable notification be given of the time and place of such sale or other disposition. After deducting all reasonable costs and expenses of collection, storage, custody, sale or other disposition and delivery (including reasonable legal costs and attorneys' fees) and all other reasonable charges against the Collateral, the residue of the proceeds of any such sale or disposition shall be applied to the payment of the Secured Obligations in such order of priority as the Secured Party may determine in its sole discretion and any surplus shall be returned to the Debtor. In the event the proceeds of any sale, lease or other disposition of the Collateral hereunder are insufficient to pay all of the Secured Obligations in full, the Debtor will be liable for the deficiency, together with interest thereon at the maximum rate provided in the Loan Agreement and the cost and expenses of collection of such deficiency, including, without limitation, reasonable fees of attorneys, experts, and agents, expenses and disbursements.

         13. Attorney-in-Fact. The Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to sign (if required) and file in any appropriate filing office, wherever located, any financing statement that
(a) describes the Collateral in a manner consistent with Section 1 and (b) contains any other information required by the Uniform Commercial Code of the applicable jurisdiction for the sufficiency or filing office acceptance of any financing statement, including (i) whether the Debtor is an organization, the type of organization and any organization identification number issued to the Debtor and, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. The Secured Party is hereby appointed the attorney-in-fact, with full power of substitution, of the Debtor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments (including, without limitation, financing or continuation statements, conveyances, assignments, and transfers) which the Secured Party may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is coupled with an interest and is irrevocable. The Debtor shall indemnify and hold harmless the Secured Party from and against any liability or damage which it may incur in the exercise and performance, in good faith, of the Secured Party's powers and duties as such attorney-in-fact, except for any liability or damage resulting from Secured Party' gross negligence or willful misconduct.

         14. Waiver, etc. The Debtor hereby waives presentment, demand, notice, protest and, except as is otherwise provided herein, all other demands and notices in connection with this Agreement or the enforcement of the Secured Party's rights hereunder or in connection with any Secured Obligations or any Collateral. The Debtor further consents to and waives notice of the granting of renewals, extensions of time for payment or other indulgences to the Debtor, or subject to applicable law to any account debtor in respect of any Receivable, or to substitution, release or surrender of any Collateral, addition or release of persons primarily or secondarily liable on any Secured Obligation or on any Receivable or other Collateral, or the acceptance of partial payments on any Secured Obligation or on any account receivable or other Collateral and/or the settlement or compromise thereof. No delay or omission on the part of the Secured Party in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder. Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any such future occasion. Notwithstanding any other provision of this Agreement or any of the other Loan Documents to the contrary, an Event of Default under this Agreement or any of the other Loan Documents, shall be deemed continuing until such time as such Event of Default is waived by the BANK in writing.

         15. Termination; Assignments, etc. This Agreement and the security interest in the Collateral created hereby shall terminate when all of the Secured Obligations have been paid, performed, and finally discharged in full, and all commitment of the Secured Party with respect thereto have terminated. If any of the Collateral shall be sold, transferred or otherwise disposed of by the Debtor in a transaction permitted by the Loan Agreement, or if the Debtor requests that the Secured Party release, or subordinate its security interest in, any Collateral to the extent (but only to the extent) necessary to permit the consummation of any other transaction not prohibited by any Loan Document, then the Secured Party, at the request and sole expense of the Debtor, shall execute and deliver to the Debtor all releases or other documents reasonably necessary or desirable for the release of the security interests created hereby on such Collateral. In the event of a sale or assignment by the Secured Party of all or any of the Secured Obligations held by it, such Secured Party may assign or transfer its rights and interests under this Agreement in whole or in part to the purchaser or purchasers of such Secured Obligations, whereupon such purchaser or purchasers shall become vested with all of the powers, rights, and obligations of such Secured Party hereunder, and such Secured Party shall thereafter be forever released and fully discharged from any liability or responsibility hereunder, with respect to the rights and interests so assigned.

         16. Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and shall be either mailed by certified mail, return receipt requested, or delivered by overnight courier service, to the applicable party at the addresses first set forth above, or, as to each party, at such other address as shall be designated by such parties in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communication shall be effective on the date of first attempted delivery.

         17. Miscellaneous.

                  (a) The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, the Secured Party shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve any right of it or of the Debtor against other parties pertaining to any Collateral, except to the extent specifically required under applicable law. The foregoing is not intended to modify in any manner the obligation of the Secured Party to act in a commercially reasonable manner as required under the Uniform Commercial Code;

                  (b) No provision hereof shall be amended except by a writing signed by the Secured Party and the Debtor;

                  (c) Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof;

                  (d) This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the Secured Party and the Debtor;

                  (e) No delay, failure to enforce, or single or partial exercise on the part of the Secured Party in connection with any of its rights hereunder shall constitute an estoppel or waiver thereof, or preclude other or further exercises or enforcement thereof and no waiver of any default hereunder shall be a waiver of any subsequent default; and

                  (f) This Agreement shall be governed as to its validity, interpretation and effect in accordance with the laws of the State of New Hampshire.

SECURED PARTY AND DEBTOR MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF SECURED PARTY RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, DEBTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. DEBTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SECURED PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR SECURED PARTY TO ACCEPT THIS AGREEMENT AND MAKE THE LOANS.

         IN WITNESS WHEREOF, the undersigned have set their hands and seals and enter into this Agreement all as of the day and year first above written.

                                           DEBTOR

                                           SKILLSOFT CORPORATION

/s/ Kenneth R. Sheldon                     By:  /s/ Thomas J. McDonald
----------------------------------------      --------------------------------
Witness                                    Name:  Thomas J. McDonald
                                           Title: Chief Financial Officer

                                           SECURED PARTY

                                           FLEET NATIONAL BANK
                                           (for and on behalf of itself
                                           and, solely for purposes of securing
                                           the obligations described in
                                           Section 2 (d) above, as agent of the
                                           FleetBoston Financial Group, Inc.
                                           affiliates)

/s/ Curtis W. Little Jr.                   By:  /s/ Kenneth R. Sheldon
----------------------------------------      ---------------------------------
Witness                                       Kenneth R. Sheldon, Vice President

                               SECURITY AGREEMENT

                                   SCHEDULE I

                        List of Other Business Locations

107 Northeastern Blvd., Nashua, NH 03062

20 Industrial Park Drive, Nashua, NH 03062

100 River Ridge Drive, Norwood, MA 02062

8862 Country Road 4028, Kemp, TX 75143

11 High Street, Newton, NJ 07860

21 Alexander Road, Billerica, MA 01821 (MCI location)

4700 Old Ironside Drive, Santa Clara, CA 95054 (Qwest location)

Certain employees of the Debtor also conduct business based out of home office locations.

                               SECURITY AGREEMENT

                                   SCHEDULE II

                   List of Other Liens and Encumbrances, etc.

                           UCC-1 Financing Statements

Debtor: SkillSoft Corporation
Delaware Secretary of State

FILE NUMBER         FILE DATE            SECURED PARTY                   COLLATERAL DESCRIPTION
-------------------------------------------------------------------------------------------------
11165716            09/17/2001       Fidelity Leasing, Inc.                Equipment Lease
-------------------------------------------------------------------------------------------------
21918071            07/11/2002       IBM Credit Corporation                Equipment Lease
-------------------------------------------------------------------------------------------------
22119208            08/16/2002       IBM Credit Corporation                Equipment Lease
-------------------------------------------------------------------------------------------------
22816449            10/28/2002       IBM Credit Corporation                Equipment Lease
-------------------------------------------------------------------------------------------------
30122047            12/26/2002       IBM Credit Corporation                Equipment Lease
-------------------------------------------------------------------------------------------------
30400476            01/24/2003       IBM Credit LLC                        Equipment Lease
-------------------------------------------------------------------------------------------------
31010696            04/17/2003       IBM Credit LLC                        Equipment Lease
-------------------------------------------------------------------------------------------------

New Hampshire Secretary of State

FILE NUMBER          FILE DATE               SECURED PARTY                 COLLATERAL DESCRIPTION
-------------------------------------------------------------------------------------------------
537634              05/27/1999      NationsCredit Commercial Corporation      Blanket Lien**
-------------------------------------------------------------------------------------------------
578829              04/18/2001      IBM Credit Corporation                    Equipment Lease
-------------------------------------------------------------------------------------------------

** to be terminated post-closing, on or before August 15, 2003

                               SECURITY AGREEMENT

                                  SCHEDULE III

                            Other Collateral Location

None.